Exhibit 99.1

Catcha Investment Corp Receives NYSE American Notice Regarding Late Form 10-Q Filing

Singapore – August 28, 2023 – Catcha Investment Corp (“Catcha” or the “Company”) (NYSE American: CHAA), announced today that New York Stock Exchange Regulation, Inc., by letter dated August 22, 2023, notified the Company that it was not in compliance with NYSE American’s continued listing standards (the “Notice”) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter June 30, 2023 (the “Form 10-Q”), which was due on August 21, 2023.

In accordance with Section 1007 of the NYSE American Company Guide, the Company will have six months from the date of the Notice (the “Initial Cure Period”), to file the Form 10-Q with the Securities and Exchange Commission (the “SEC”). If the Company fails to file the Form 10-Q during the Initial Cure Period, NYSE American LLC (the “Exchange”) may, in its sole discretion, provide an additional six-month cure period (the “Additional Cure Period”). The Company can regain compliance with the Exchange’s continued listing standards at any time during the Initial Cure Period or Additional Cure Period, as applicable, by filing the Form 10-Q and any subsequent delayed filings with the SEC.

On August 14, 2023, the Company filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”), indicating that the filing of its Form 10-Q will be delayed. Although the Company has dedicated significant resources to the completion of finalizing its consolidated financial statements and related disclosures for inclusion in the Form 10-Q, the Company was unable to file the Form 10-Q prior to August 21, 2023, the extension period provided by the Form 12b-25. Additional time is needed by the Company to complete its review of the financial statements included in the Form 10-Q in order to ensure a complete, accurate Form 10-Q. The Company intends to file the Form 10-Q as soon as practicable and in any event within the above-referenced six-month period.

About Catcha Investment Corp

Catcha Investment Corp is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. While the Company may pursue an acquisition or a business combination target in any business, industry, or geography, it intends to focus its search on a target with operations or prospective operations in the technology, digital media, financial technology, or digital services sectors, which it refers to as the “new economy sectors”, across Asia Pacific, in particular Southeast Asia and Australia.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “plans,” “estimates,” “may,” “should,” “will,” seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s ability to comply with SEC rules and the continued listing requirements of the NYSE American . These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. Such risks and uncertainties include, among others, the finalization of the Company’s 2023 second quarter financial statements, the Company’s ability to continue as a going concern, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC. For a description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Catcha Investment Corp

Wai Kit Wong

Chief Financial Officer

kit@catchagroup.com